EXHIBIT 10.2

FORM OF EQUITY HOLDER SUPPORT AGREEMENT
January 15, 2016
This EQUITY HOLDER SUPPORT AGREEMENT (this “Agreement”) is entered into by and among (i) A.M. Castle & Co. (the “Company”) and (ii) the undersigned beneficial holders or investment advisor or manager for such beneficial holders or discretionary accounts of such beneficial holders (collectively, the “Equity Support Party”) of common stock or other equity interests of the Company (“Company Common Stock”). Each of the Company and the Equity Support Party shall be referred to herein as a “Party”, and collectively as the “Parties.”
RECITALS
WHEREAS, the Company has entered into Transaction Support Agreements (the “Transaction Support Agreements”) with certain unaffiliated holders of its outstanding indebtedness pursuant to which the Company has agreed to effect a series of refinancing transactions (collectively, the “Transactions”) on the terms and conditions set forth in the Transaction Support Agreements.
WHEREAS, the Company has provided the Equity Support Party with all information reasonably requested by the Equity Support Party regarding the Transactions and related matters;
WHEREAS, as an inducement to cause the Company to consummate the transactions on the terms set forth in the Transaction Support Agreements, the Equity Support Party is willing to enter into this Agreement.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound hereby agrees as follows:
AGREEMENT
1.Representations of the Equity Support Party.
The Equity Support Party represents and warrants to Company that, as of the Effective Date (as defined below):
(a)except as expressly provided in this Agreement, it has all requisite corporate, partnership, limited liability company or similar authority to execute this Agreement and perform its obligations contemplated hereunder, and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, partnership, limited liability company or other similar action on its part.
(b)the execution, delivery and performance by such Party of this Agreement does not violate (i) any provision of law, rule or regulation applicable to it or any of its subsidiaries in any material respect or (ii) its charter, certificate of incorporation or bylaws (or other similar governing documents) or those of any of its subsidiaries.
(c)it is validly existing and in good standing under the law of the state of its organization and this Agreement is a legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as any indemnification provisions relating to securities law liabilities may be unenforceable.

EX-24-

(d)other than the filing of an amended Schedule 13D as a result of the entry into this Agreement, except as expressly provided in this Agreement (including the exhibits hereto), the execution, delivery and performance by such Party of this Agreement hereby do not and will not require any material registration or material filing with, material consent or material approval of, or material notice to, or other material action to, with or by, any federal, state or other governmental authority or regulatory body, other than those which have been obtained, taken or made.
(e)it is the beneficial owner of Company Common Stock (the “Participating Interest”) set forth below its name on the signature page hereof, and has investment and voting discretion with respect to such Participating Interest in respect of matters contemplated by this Agreement and has the power and authority to bind the beneficial owner(s) of such Participating Interest to the terms of this Agreement, and has full power and authority to act on behalf of, vote and consent to matters concerning such Participating Interest in respect of matters contemplated by this Agreement.

2.Commitments of the Equity Support Party.
During the period beginning on the Effective Date and ending on the date of the this Agreement is terminated in accordance with Section 4, (the “Effective Period”), the Equity Support Party agrees that it shall, subject to the terms and conditions of this Agreement:
(a)vote all shares of Company Common Stock that it beneficially owns to approve such actions, and take such other and further actions with respect to such Company Common Stock as are reasonably necessary or appropriate to obtain approval of the Transactions, if the approval of the holders of the Company Common Stock is sought to effectuate any component of the Transactions, including any stockholder approval required under NYSE Rule 312.03 in connection with the issuance of additional shares of Company Common Stock (the “Stockholder Approval”); and
(b)not directly or indirectly, or encourage any other entity to directly or indirectly, delay, impede, or take any other action or inaction to interfere with the acceptance, implementation, or consummation of the Transactions.

3.Transfers of Participating Interest.
(a)During the Effective Period, the Equity Support Party agrees that it shall not sell, transfer, assign or otherwise dispose of (each, a “Transfer”) any ownership (including beneficial ownership)     As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of voting rights and the disposition of, the Participating Interest or the right to acquire such Participating Interest. in its Participating Interest, except to a party that is party to a Transaction Support Agreement (each, a “Supporting Stakeholder”) or that agrees to be bound by the terms of this Agreement and that executes and delivers to counsel to the Company, prior to the date of the relevant Transfer, an Equity Holder Support Agreement consistent with the terms hereof (an “Additional Equity Support Agreement”) (such transferee, a “Permitted Transferee”); provided that any such Participating Interest shall automatically be deemed to be subject to the terms of the Equity Holder Support Agreement to which such Permitted Transferee is a party. Any Transfer of Participating Interest by the Equity Support Party that does not comply with the procedures set forth in this Agreement shall be deemed void ab initio without the need for further action by any Party.
(b)Notwithstanding anything to the contrary herein, (i) a Qualified Marketmaker (as defined below) that acquires any Participating Interest with the purpose and intent of acting as a Qualified Marketmaker for such Participating Interest shall not be required to be a Supporting Stakeholder or otherwise execute and deliver an Additional Equity Support Agreement if such Qualified Marketmaker Transfers such Participating Interest (by purchase, sale, assignment, participation, or otherwise) to a Permitted Transferee in accordance with Section 3(a) of this Agreement within ten business days of the Qualified Marketmakers’ acquisition of such Participating Interest. This Section 3 shall not preclude the Equity Support Party from settling or delivering any Participating Interest that would otherwise be subject to the terms of this Agreement to settle any confirmed transaction pending as of the Effective Date.

EX-25-

(c)As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against, or interests in, the Company (or enter with customers into long and short positions in claims against, or interests in, the Company), in its capacity as a dealer or market maker in claims against, or interests in, the Company and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
(d)This Agreement shall in no way be construed to preclude the Equity Support Party from acquiring any additional Participating Interest; provided, however, that any such additional Participating Interest shall automatically be subject to all of the terms of this Agreement.

4.Termination of Obligations.
This Agreement shall terminate and, except as set forth in Section 14, all obligations of the Parties shall immediately and automatically terminate and be of no further force and effect upon the occurrence of any of the following events (each, a “ Termination Event”):
(a)by the mutual written consent of the Company and the Equity Support Party, provided that notice of such termination is provided within five business days to the persons and entities listed on Schedule 1 annexed hereto, in accordance with Section 11 hereof; or
(b)upon the termination of the Transaction Support Agreements.
Upon the occurrence of a Termination Event, unless waived pursuant to Section 6, this Agreement shall terminate, each Party shall be released from its commitments, undertakings and agreements under or related to this Agreement, and there shall be no liability or obligation on the part of any Party hereto; provided, however, that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations under this Agreement before the date of such termination and (ii) obligations under this Agreement which expressly survive any such termination pursuant to Section 13 hereunder.
5.Good Faith Cooperation; Further Assurances. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation of this Agreement. Furthermore, each of the Parties shall take such action (including executing and delivering any other agreements and making and filing any required regulatory filings) as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.Specific Performance. It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, including, without limitation, any order of a court of competent jurisdiction requiring any Party to comply with any of its obligations hereunder; provided, however, that each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

7.Amendments and Waivers.  This Agreement, including the exhibits hereto, may be amended only upon written approval of (i) the Company and (ii) the Equity Support Party. Any waiver of any condition, term or provision to this Agreement must be in writing signed by the Company or the Equity Support Party, as applicable.

8.Representation by Counsel. Each Party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived.

9.Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment

EX-26-

rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State and County of New York. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO ABOVE.

10.Effective Date. This Agreement shall become effective, and each Party hereto shall be bound to the terms of this Agreement, as of the effective date of the Transaction Support Agreements (the “Effective Date”).

11.Notices. All demands, notices, requests, consents and other communications under this Agreement shall be in writing, sent contemporaneously to each of the Parties, and deemed given when delivered, if delivered by hand, or upon transmission, if delivered by email or facsimile, at the addresses and facsimile numbers set forth on Schedule 1 hereto.

12.Reservation of Rights. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each Party to protect and preserve its rights, remedies and interests, including its Participating Interest and any other claims against the Company or other parties.

13.Rule of Interpretation. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include all means of expressing agreement with, or rejection of, as the case may be, any exchange offer or similar restructuring transaction (including the Transactions).

14.Survival. Notwithstanding the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Sections 8, 9, 12, 14, 15, 18 and 20 shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

15.Successors and Assigns; Severability. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction.

16.Third-Party Beneficiary. This Agreement is intended for the benefit of the Parties hereto and no other person or entity shall be a third party beneficiary hereof or have any rights hereunder.

17.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, electronic mail or otherwise, each of which shall be deemed to be an original for the purposes of this paragraph.

18.Entire Agreement. This Agreement (including the exhibits attached hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements (oral and written) and all other prior negotiations among the Parties with respect to the Transactions.

19.Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement and shall not affect the interpretation of this Agreement.

20.Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall create any additional fiduciary obligations on the part of the Company or any members, partners, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents or other representatives of the Company or its affiliated entities, in such Person’s capacity as a member, partner, manager, managing member, officer, director, employee, advisor, principal, attorney, professional,

EX-27-

accountant, investment banker, consultant, agent or other representative of the Company or its affiliated entities that such entities did not have prior to the execution of this Agreement. Nothing in this Agreement shall create any fiduciary duty or expand the other duties or responsibilities, if any, of the Equity Support Party to any other Supporting Stakeholder, the Company or any of the Company’s creditors or other stakeholders.

[Remainder of page intentionally left blank]

EX-28-

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

A.M. CASTLE & CO.

By:
Name: Marec E. Edgar
Title: Executive Vice President, General Counsel,
Secretary & Chief Administrative Officer

EX-29-

Dated: ____________
EQUITY SUPPORT PARTY SIGNATURE PAGE

Name of Institution:

By:
Name:
Title:
Telephone:
Facsimile:

NUMBER OF SHARES OF COMPANY COMMON STOCK

EX-30-

SCHEDULE 1
NOTICE ADDRESSES

If to the Company:

A.M. Castle & Co.
1420 Kensington Road, Suite 220
Oak Brook, Illinois 60523
Attention: Marec E. Edgar
E-mail: medgar@amcastle.com

with a copy to:

Winston & Strawn LLP
35 W. Wacker Drive
Chicago, Illinois 60601
Attn: R. Cabell Morris
E-mail: rmorris@winston.com

If to the Equity Support Party:

To the individual named on the Equity Support Party’s signature page with a copy to:

[___________]

EX-31-